WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


  EXHIBIT 27.1


  This schedule contains summary financial information extracted from the Company's consolidated statements of operations and balance sheets and is qualified in it's entirety by reference to such financial statements.


  SEMICON, INC.


  Period type                          9 Mos.
  Fiscal year end                                                 Jun 30 1998
  Period end                                                      Mar 29 1998
  Cash                                                           $    197,000
  Securities                                                                0
  Receivables                                                         513,000
  Allowances                                                           10,000
  Inventory                                                           566,000
  Current assets                                                    1,307,000
  PP&E, gross                                                       3,732,000
  Depreciation                                                      3,676,000
  Total assets                                                      1,363,000
  Current liabilities                                               6,631,000
  Bonds                                                             1,707,000
  Common                                                              826,000
  Preferred mandatory                                                       0
  Preferred                                                                 0
  Other SE                                                         (6,094,000)
  Total liability and equity                                        1,363,000
  Sales                                                             3,742,000
  Total revenues                                                    3,742,000
  CGS                                                               3,514,000
  Total costs                                                       4,223,000
  Other expenses                                                      (14,000)
  Loss provision                                                            0
  Interest expense                                                    203,000
  Income, pretax                                                     (481,000)
  Income tax                                                                0
  Income, continuing                                                 (481,000)
  Discontinued                                                              0
  Extraordinary                                                       170,000
  Changes                                                                   0
  Net income                                                         (311,000)
  EPS, basic                                                            (0.10)
  EPS, diluted                                                          (0.10)



